UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Hanover Insurance Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Vote by Internet • Go to www.envisionreports.com/thg • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for

The Hanover Insurance Group, Inc. Annual Meeting of Shareholders to be held on May 16, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. The materials available on the Internet include our 2017 Proxy Statement and our 2016 Annual Report to Shareholders. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials. The proxy materials, which contain important information, are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to Shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/thg to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2017 to facilitate timely delivery. If you do not request a copy of the proxy materials, then you will not receive a paper or email copy.

The Hanover Insurance Group, Inc. Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. will be held at its corporate headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653 on Tuesday, May 16, 2017 at 9:00 a.m. local time.

The matters intended to be acted upon at the meeting are listed below:

The Board of Directors recommends that you vote FOR all nominees listed below, for the holding of an advisory vote on executive compensation every ONE YEAR in Proposal 3, and FOR Proposals 2 and 4.

1. To elect four directors to serve for the respective terms set forth opposite such nominee’s name below:

01. Michael P. Angelini	One - year term expiring in 2018	02. Jane D. Carlin	Three - year term expiring in 2020
03. Daniel T. Henry	Three - year term expiring in 2020	04. Wendell J. Knox	Three - year term expiring in 2020

2. The advisory approval of the Company’s executive compensation;

3. The advisory approval of a frequency with which to conduct future advisory votes on executive compensation; and

4. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Hanover Insurance Group, Inc. for 2017.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to The Hanover Insurance Group, Inc. 2017 Annual Meeting

From Boston.
•	Follow the Mass Pike west to exit 11A. Bear left after the exit to Rte. 495 north.
•	Follow Rte. 495 north to exit 25B.
•	Take Interstate 290 west to exit 20.
•	Turn right onto Lincoln Street.
•	The Hanover is on your left.
From New Hampshire And Northeastern Massachusetts.
•	Follow Route 495 south to exit 25B.
•	Take Interstate 290 west to exit 20.
•	Turn right onto Lincoln Street.
•	The Hanover is on your left.
From Connecticut And Western Massachusetts.
•	Follow the Mass Pike east to exit 10.
•	Proceed along Interstate 290 east to exit 20. Stay to the right when exiting.
•	At the end of the exit ramp, proceed through one set of traffic lights to a second set of lights.
•	Turn left onto Lincoln Street and drive approximately one-quarter mile.
•	The Hanover is on your left.

Where To Park.

Parking is available at The Hanover’s front entrance on Lincoln Street. All visitors are requested to enter the main lobby and register with the receptionist upon arrival.

Here’s how to order a copy of the Proxy Statement, Annual Report to Shareholders and form of proxy and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/thg. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send an email to investorvote@computershare.com with “Proxy Materials The Hanover Insurance Group, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2017.